Exhibit 99.1

Kulicke & Soffa Industries Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA
215-784-6000 phone 215-659-7588 fax www.kns.com

Kulicke & Soffa Reports Revenue for Fourth Fiscal Quarter 2010 and
Revises Outlook for First Fiscal Quarter 2011

Singapore – October 7, 2010 – Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC), a global leader in the design and manufacture of semiconductor and LED assembly equipment, today announced that the Company expects revenue for its fourth fiscal quarter, ending October 2, 2010, will be at the upper end of the previously stated range of $250 to $260 million.

As of October 1, 2010, Bruno Guilmart became President and Chief Executive Officer.  “In the last few weeks, Scott Kulicke and I have closely worked together to ensure that the management transition is as smooth as possible," said Bruno Guilmart.

Commenting on the fourth quarter, Bruno Guilmart stated, “The combination of industry growth and market share gains have driven what will be an all-time record for quarterly revenue from continuing operations, but we have recently seen softness in forecasted demand.  In our June quarter earnings release, we stated that although it was too early to provide December quarter guidance, we expected December quarter revenue to be about comparable to the September quarter.  Given softening industry conditions, it now appears that December quarter revenue will be significantly below the September level.”  The Company will provide additional guidance when it announces its full fiscal fourth quarter results.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding die and wedge bonders and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor devices. (www.kns.com)

Caution Concerning Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to future revenue and the demand for our products.  While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the volatility in the demand for semiconductors and our products and services; the risk that anticipated customer orders may not materialize or that orders received may be postponed or canceled, generally without charges; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk that our suppliers may not be able to meet our demands on a timely basis; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a customer and supplier base and substantial manufacturing operations located outside of the U.S. ; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2009 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc
Joseph Elgindy
Investor Relations
P: (215) 784-7518
F: (215) 784-6180
jelgindy@kns.com

and

Headgate Partners LLC
Claire E. McAdams
P: (530) 265-9899
F: (530) 265-9699
claire@headgatepartners.com